UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 821-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elizabeth D. Brumley, Executive Vice President, Chief Financial Officer, Chief Accounting Officer, Controller and Treasurer of Sterling Construction Company, Inc. (the "Company") has left the Company's employment effective May 22, 2013.  The Company has launched a search for a new Chief Financial Officer using the services of Heidrick & Struggles International, Inc., an executive search firm.

On May 22, 2013, the Company's Board of Directors elected Kevan M. Blair, 61, Chief Financial Officer, Chief Accounting Officer and Treasurer to replace Ms. Brumley in those positions on an interim basis.  Mr. Blair is also currently the Vice President & Chief Financial Officer of the Company's subsidiary, Ralph L. Wadsworth Construction Company, LLC (RLW) located in Draper, Utah.  Prior to joining RLW in December of 2004, Mr. Blair was Chief Financial Officer of Daw Incorporated, a private company that performs commercial interior construction.  Mr. Blair holds a Bachelor of Science in Accounting degree from the David Eccles School of Business at the University of Utah.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President